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            CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                       OF

                          TURBODYNE TECHNOLOGIES, INC.

I.     PURPOSE

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Turbodyne Technologies, Inc., a Nevada corporation (the "Company") shall assist the Board of Directors with respect to the Board's oversight of:

A.     The  quality  and  integrity  of  the  Company's  financial  statements;

B.     The  Company's  compliance  with  legal  and  regulatory  requirements;

C.     The  independent  auditors'  qualifications  and  independence;  and

D. The performance of the Company's internal accounting function and independent auditors.


II.     STRUCTURE AND OPERATIONS

A.     Composition
       -----------

The Committee shall be comprised of two or more members of the Board of Directors.

B.     Qualifications
       --------------

Each member of the audit committee must be a member of the board of directors of the listed issuer, and must otherwise be independent. In order to be considered to be independent, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

1. Accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer; or

2.   Be  an  affiliated  person  of  the  issuer  or  any  subsidiary  thereof.

At least one member of the Committee must be a financial expert. The term "financial expert" means a person who has, through education and experience as a public accountant or auditor, or a principal financial officer, controller, or principal accounting officer, of a company that, at the time the person held such position, was required to file reports pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, or experience in one or more positions that involve the performance of similar functions (or that results, in the judgment of the board of directors, in the person's having similar expertise and experience), the following attributes:

     (a) An understanding of generally accepted accounting principles and financial statements;

     (b) Experience applying such generally accepted accounting principles in connection with the accounting for estimates, accruals, and reserves that are generally comparable to the estimates, accruals, and reserves, if any, used in the registrant's financial statements;

     (c) Experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the registrant's financial statements;


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     (d)  Experience  with  internal  controls  and  procedures  for  financial reporting;  and

     (e)  An  understanding  of  audit  committee  functions.

Each member of the Committee be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.

C.     Appointment and Removal
       -----------------------

In accordance with the By-Laws of the Company, the members of the Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

D.     Chair
       -----

The members of the Committee shall designate a Chair by the majority vote of the
full  Committee  membership.   The  Chair  shall  set  the agendas for and chair
Committee  meetings.

E.     Sub-Committees
       --------------

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.


III.     MEETINGS

The Committee shall meet at least four times in each fiscal year, or more frequently as circumstances dictate. As part of its goal to foster open communication, the Committee may periodically meet separately with each of management and the independent auditors to discuss any matters that the Committee or any of these groups believes would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management annually to review the Company's financial statements in a manner consistent with Section IV of this Charter.

The Committee may invite to its meetings any director, any manager of the Company, and any other person whom it deems appropriate to consult in order to carry out its responsibilities. The Committee may also exclude from its meetings any person it deems appropriate to exclude in order to carry out its responsibilities.


IV.     DUTIES

A.     Introduction
       ------------

The following functions shall be the common recurring duties of the Committee in carrying out its purposes outlined in Section I of this Charter. These duties should serve as a guide with the understanding that the Committee may fulfill additional duties and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.


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The  Committee,  in  discharging  its  oversight  role, is empowered to study or investigate any matter of interest or concern which the Committee in its sole discretion deems appropriate for study or investigation by the Committee.

The Committee shall be given full access to the Company's internal accounting staff, Board of Directors, managers, other staff and independent auditors as necessary to carry out these duties. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors.

B.     Powers and Responsibilities

The Committee will have the following responsibilities and will be vested with the powers and authorities set forth below in order to perform and discharge these responsibilies:

1. The Audit Committee shall have the sole authority to appoint or replace the independent auditors subject, if applicable, to shareholder ratification as required by the Company's charter.

2. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

3.   The  independent  auditor  shall  report  directly  to the Audit Committee.

4. The Committee shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

5. The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

6. The Audit Committee shall consult with management but shall not delegate these responsibilities.

7. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special independent legal, accounting or other consultants to advise the Committee advisors.

8. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

9. The Audit Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions at least quarterly. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

10.  The  Audit  Committee  shall  make  regular  reports  to  the  Board.

11. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.


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12.  The  Audit  Committee  shall  annually  review  the  Audit  Committee's own performance.

C.     Financial Statement and Disclosure Matters
       ------------------------------------------

The  Audit  Committee,  to  the extent it deems necessary or appropriate, shall:

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's' reviews of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4.   Review  and  discuss  quarterly  reports  from the independent auditors on:

     (a)  All  critical  accounting  policies  and  practices  to  be  used.

     (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

     (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences., the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

     (a) The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.


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     (b)  The  management  letter  provided  by  the independent auditor and the
          Company's  response  to  that  letter.

     (c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

D.     Oversight  of  the  Company's  Relationship  with the Independent Auditor
       -------------------------------------------------------------------------

The  Committee  will:

1. Review and evaluate the experience and qualifications of the senior members lead partner of the independent auditor team.

2. Obtain and review a report from the independent auditor at least annually regarding:

     (a)  the  independent  auditor's  internal  quality-control  procedures;

     (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

     (c)  any  steps  taken  to  deal  with  any  such  issues;  and

     (d)  all  relationships  between  the  independent auditor and the Company.

3. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditors.

4. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

5. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

6. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

7. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account participated in any capacity in the audit of the Company.

8. Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.


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9.   Meet  with  the  independent  auditor  prior  to  the  audit to discuss the planning  and  staffing  of  the  audit.

E.     Oversight of the Company's Internal Audit Function
       --------------------------------------------------

     The  Committee  will:

1. Review the appointment and replacement of the senior internal auditing executive.

2. Review the significant reports to management prepared by the internal auditing department and management's responses.

3. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

F.     Compliance Oversight Responsibilities
       -------------------------------------

     The  Committee  will:

1. Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

2. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics.

3. Review reports and disclosures of insider and affiliated party transactions.

4. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

5. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

7. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

G.     Limitation of Audit Committee's Role
       ------------------------------------

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.